                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Kemper Quantitative Equity Fund

We have audited the accompanying statement of assets and liabilities, including the portfolio of investment, of Kemper Quantitative Equity Fund as of November 30, 1996, and the related statements of operations and changes in net assets and financial highlights for the period from February 15, 1996 (commencement of operations) to November 30, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Quantitative Equity Fund at November 30, 1996, the results of its operations, the changes in its net assets and the financial highlights for the period from February 15, 1996 to November 30, 1996, in conformity with generally accepted accounting principles.


                                                           ERNST & YOUNG LLP

Chicago, Illinois
December 20, 1996

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 20, 1996 in the Registration Statement (Form N-1A) of Kemper Quantitative Equity Fund, and its incorporation by reference in the related prospectus and statement of additional information of Kemper Equity Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (33-63645) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (811-7373).


                                                       ERNST & YOUNG LLP

Chicago, Illinois
December 23, 1996